EXHIBIT 99.1

Community Capital Corporation Reports Earnings for the Quarter Ended March 31, 2010 and Significant Decline in Nonaccrual Loans

GREENWOOD, S.C., April 19, 2010 (GLOBE NEWSWIRE) -- Community Capital Corporation (Nasdaq:CPBK) reports net income for the three months ended March 31, 2010.

  Nonaccrual loans decreased 21% to $32.6 million
  Nonperforming assets (defined as nonaccrual loans, loans 90+ days past due and other real estate) declined 14% to $42.8 million
  Nonperforming assets under contract or letter of intent as of April 19, 2010, and expected to close by June 30, 2010, total $5.5 million which would result in a decline of 13% of nonperforming assets from level at March 31, 2010
  Ratio of past due loans 30 to 89 days to gross loans was 0.44% at March 31, 2010
  Total risk based capital increased to nearly 13%, well above the regulatory requirement to be considered "well capitalized"
  Net interest margin increased 25 basis points versus fourth quarter of 2009
  Net income of $1.6 million resulting in an annualized ROA of 0.87%
  Payment of $912,000 received in settlement of a lawsuit regarding the management of a participation loan
  Efficiency ratio, excluding the litigation settlement of $912,000, was 67.44%
  Bonds were sold during the quarter to shorten the duration of the portfolio resulting in gains of $683,000
  Market value of accounts in our wealth management division grew more than $35 million, or 7%, during the quarter and grew approximately 38% over the past twelve months

William G. Stevens, President and Chief Executive Officer of Community Capital Corporation stated, "We believe that the successes realized in the first quarter of 2010 are the result of a number of decisions we made during 2009 including significantly writing down our nonaccrual loans to a point where they can be liquidated with little to no additional loss, realigning staff to focus our efforts on eliminating nonperforming loans, and raising common equity capital when few community banks could do so. We also reduced staff by approximately 20%, reduced other noninterest expenses including the elimination of board fees, and significantly reduced our reliance on more expensive wholesale funding. While each of these decisions was difficult, they combined to allow us to produce a significant profit for the first three months of 2010.  Our net profit of $1,600,000, while including some one time income items, demonstrates the continued core earning capability of our company.

"We increased our capital ratios with total risk based capital at 12.94% as of quarter end, and tier one leverage ratio at 8.43%, which far exceed the regulators threshold for 'well capitalized' status. We are also pleased to report that after only a few weeks into the second quarter, we have commitments allowing us to liquidate $5.5 million in nonperforming assets by June 30, 2010.

"I am hopeful that the results of our first quarter of 2010 coupled with our strengthening capital position give our shareholders further confidence in the manner in which the board of directors and management team are guiding the company through these difficult economic times."

Community Capital Corporation is the parent company of CapitalBank, which operates 18 community oriented branches throughout upstate South Carolina and offers a full array of banking services, including a diverse wealth management group. Additional information on CapitalBank's locations and the products and services offered are available at www.capitalbanksc.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2)  statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," and "projects," as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the challenges, costs and complications associated with the continued development of our branches; (2) the potential that loan charge-offs may exceed the allowance for loan losses or that such allowance will be increased as a result of factors beyond our control; (3) our ability and success in resolving troubled loans; (4) our dependence on senior management; (5) competition from existing financial institutions operating in our market areas as well as the entry into such areas of new competitors with greater resources, broader branch networks and more comprehensive services; (6) adverse conditions in the stock market, the public debt market, and other capital markets (including changes in interest rate conditions); (7) changes in deposit rates, the net interest margin, and funding sources;  (8) risks inherent in making loans including repayment risks and value of collateral; (9) the strength of the U.S. economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses; (10) fluctuations in consumer spending and saving habits; (11) the demand for our products and services; (12) the challenges and uncertainties in the implementation of our expansion and development strategies; (13) the adequacy of expense projections and estimates of impairment loss; (14) changes in the U.S. legal and regulatory framework; (15) unanticipated regulatory or judicial proceedings; and (16) the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in Community Capital Corporation's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).  All references to financial information as of December 31, 2009 are derived from our Annual Report on Form 10-K for the year ended December 31, 2009. All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

SUMMARY CONSOLIDATED FINANCIAL DATA
Reclassifications – Certain captions and amounts in the 2009 financial statements were reclassified to conform with the 2010 presentation. Such reclassifications had no effect on net income or shareholders' equity.
Financial Highlights (Dollars in thousands, except per share data)	Three Months Ended March 31	Three Months Ended December 31	Three Months Ended March 31
	2010	2009	2009
Earnings Summary	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$ 8,257	$ 8,502	$ 9,466
Interest expense	2,836	3,225	3,514
Net interest income	5,421	5,277	5,952
Provision for loan losses	1,600	1,000	2,000
Noninterest income	3,358	1,981	1,862
Noninterest expense	4,893	7,117	4,753
Income (loss) before taxes	2,286	(859)	1,059
Income tax expense	686	523	196
Net income (loss)	$ 1,600	$ (1,382)	$ 863

Per Shares Ratios:
Basic earnings (loss) per share	$0.16	$(0.15)	$0.19
Diluted earnings (loss) per share	$0.16	$(0.15)	$0.19
Dividends declared per share	$0.00	$0.00	$0.15
Book value per share	$5.55	$5.44	$14.51

Common Share Data:
Outstanding at period end	9,921,321	9,875,823	4,516,690
Weighted average outstanding	9,852,026	9,327,208	4,442,440
Diluted weighted average outstanding	9,894,888	9,327,208	4,499,178

Capital Ratios:
Tier 1 leverage ratio	8.43%	8.31%	8.48%
Tier 1 risk-based capital ratio	11.67%	10.88%	10.58%
Total risk-based capital ratio	12.94%	12.15%	11.84%
Tangible equity to tangible assets (period end)	7.19%	6.97%	7.36%

Balance Sheet Highlights

Average Balances:
Total assets	$ 749,768	$ 749,170	$ 783,405
Earning assets	685,008	708,038	717,556
Loans	560,249	596,492	637,298
Deposits	582,109	572,368	518,575
Interest bearing deposits	471,191	467,712	432,046
Noninterest bearing deposits	110,918	104,656	86,529
Other borrowings	95,400	99,748	183,018
Junior subordinated debentures	10,310	10,310	10,310
Shareholders' equity	54,396	58,028	65,274

Performance Ratios:
Return on average assets	0.87%	(0.73)%	0.45%
Return on average shareholders' equity	11.93%	(9.45)%	5.36%
Net interest margin (fully tax equivalent at 38%)	3.25%	3.00%	3.44%
Efficiency ratio	59.91%	94.54%	60.96%

Asset Quality:
Nonperforming loans	$ 33,922	$ 42,826	$ 28,174
Other real estate	8,833	7,165	8,473
Total nonperforming assets	42,755	49,991	36,647
Total impaired loans	77,469	71,956	92,120
Net charge-offs/write-downs	1,742	24,783	3,775
Net charge-offs/write-downs to average loans	0.31%	4.15%	0.59%
Allowance for loan losses to nonperforming loans	41.32%	33.06%	42.03%
Nonperforming loans to total loans	6.18%	7.55%	4.50%
Nonperforming assets to total assets	5.73%	6.67%	4.75%
Allowance for loan losses to period end loans	2.55%	2.50%	1.89%

Other Selected Ratios:
Average equity to average assets	7.26%	7.75%	8.33%
Average loans to average deposits	96.24%	104.21%	122.89%
Average loans to average earning assets	81.79%	84.25%	88.82%

Balance Sheet Data (Dollars in thousands, except per share data)	Period Ended March 31	Period Ended December 31	Period Ended March 31
	2010	2009	2009
	(Unaudited)		(Unaudited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$ 10,384	$ 10,141	$ 11,680
Interest bearing deposit accounts	60,002	38,990	466
Total cash and cash equivalents	70,386	49,131	12,146
Investment securities:
Securities held-for-sale	67,764	68,826	72,569
Securities held-to-maturity	160	160	215
Nonmarketable equity securities	10,364	10,186	9,635
Total investment securities	78,288	79,172	82,419
Loans held for sale	1,396	1,103	1,774
Loans receivable	549,010	567,178	626,069
Allowance for loan losses	(14,018)	(14,160)	(11,842)
Other real estate owned	8,833	7,165	8,473
Premises and equipment, net	15,931	16,150	16,997
Prepaid expenses	4,548	4,873	488
Intangible assets	1,560	1,663	1,981
Goodwill	--	--	7,418
Cash surrender value of life insurance	16,861	16,689	16,164
Deferred tax asset	5,955	6,622	3,058
Income tax receivable	1,640	9,634	--
Other assets	5,447	4,222	6,958
Total assets	$ 745,837	$ 749,442	$ 772,103

Liabilities and shareholders' equity:
Deposits:
Noninterest bearing	$ 101,462	$ 112,333	$ 89,384
Interest bearing	477,034	471,150	429,019
Total deposits	578,496	583,483	518,403
Federal funds purchased & Other ST Borrowings	--	--	33,959
Securities sold under agreements to repurchase	--	--	2,047
FHLB advances	95,400	95,400	135,400
Junior subordinated debentures	10,310	10,310	10,310
Other liabilities	6,574	6,492	6,453
Total liabilities	$ 690,780	$ 695,685	$ 706,572

Shareholders' equity:
Common stock: $1 par value; 20 million shares authorized	10,721	10,721	5,716
Nonvested restricted stock	(293)	(364)	(651)
Capital surplus	65,906	66,473	62,658
Accumulated other comprehensive income	444	909	820
Retained earnings	(10,105)	(11,705)	14,403
Treasury stock, at cost	(11,616)	(12,277)	(17,415)
Total shareholders' equity	55,057	53,757	65,531
Total liabilities and shareholders' equity	$ 745,837	$ 749,442	$ 772,103

Income Statement Data (Dollars in thousands, except per share data)	Three Months Ended March 31	Three Months Ended December 31	Three Months Ended March 31
	2010	2009	2009
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans, including fees	$ 7,500	$ 7,644	$ 8,490
Investment securities	736	839	974
Federal funds sold and interest-bearing deposits	22	19	2
Total interest income	8,258	8,502	9,466

Interest expense:
Deposits	1,930	2,031	1,842
Borrowings and other	906	1,194	1,672
Total interest expense	2,836	3,225	3,514

Net interest income	5,422	5,277	5,952
Provision for loan losses	1,600	1,000	2,000
Net interest income after provision for loan losses	3,822	4,277	3,952
Noninterest income:
Service charges on deposit accounts	482	583	563
Gain on sale of loans held for sale	298	276	322
Commissions from sales of mutual funds	64	78	37
Income from fiduciary activities	472	451	348
Gain on sale of securities held-for-sale	683	--	145
Gain on sale of premises and equipment	--	1	3
Other operating income	1,358	592	444
Total non-interest income	3,357	1,981	1,862
Non-interest expense:
Salaries and employee benefits	2,439	2,578	2,594
Net occupancy expense	322	342	320
Amortization of intangible assets	103	106	108
Furniture and equipment expense	203	209	233
Loss on sale of securities held-for-sale	--	172	--
FDIC banking assessments	346	1,009	106
FHLB prepayment penalties	--	530	--
Write downs on other real estate owned	40	800	76
Other operating expenses	1,440	1,371	1,318
Total noninterest expense	4,893	7,117	4,755
Income (loss) before taxes	2,286	(859)	1,059
Income tax expense	686	523	196
Net income (loss)	$ 1,600	$ (1,382)	$ 863

	March 31, 2010		December 31, 2009		March 31, 2009
	Balance	Percent	Balance	Percent	Balance	Percent
Loans:
Commercial and agricultural	$ 38,487	7.01%	$ 35,082	6.18%	$ 39,678	6.34%
Real Estate – construction	128,110	23.33%	145,130	25.59%	176,668	28.22%
Real Estate – mortgage and commercial	312,246	56.88%	316,571	55.82%	336,304	53.72%
Home equity	46,548	8.48%	47,409	8.36%	48,266	7.71%
Consumer – Installment	22,344	4.07%	21,564	3.80%	23,622	3.77%
Other	1,275	0.23%	1,422	0.25%	1,531	0.24%
Total	$ 549,010	100.00%	$ 567,178	100.00%	$ 626,069	100.00%

	March 31, 2010		December 31, 2009		March 31, 2009
	Balance	Percent	Balance	Percent	Balance	Percent
Deposits:
Noninterest bearing demand	$ 101,462	17.54%	$ 112,333	19.25%	$ 89,384	17.24%
Interest bearing demand	64,367	11.13%	66,807	11.45%	68,803	13.27%
Money market and savings	175,471	30.33%	166,086	28.47%	136,294	26.29%
Brokered deposits	25,880	4.47%	27,200	4.66%	53,139	10.25%
Certificates of deposit	211,316	36.53%	211,057	36.17%	170,783	32.95%
Total	$ 578,496	100.00%	$ 583,483	100.00%	$ 518,403	100.00%
Wealth Management Group Fiduciary and Related Services: (Dollars in thousands, except number of accounts)	March 31, 2010	December 31, 2009	March 31, 2009
Market value of accounts	$ 540,791	$ 505,031	$ 392,777
Market value of discretionary accounts	$ 201,320	$ 188,663	$ 155,553
Market value of non-discretionary accounts	$ 339,471	$ 316,368	$ 237,224
Total number of accounts	1,505	1,440	1,373

Yield/Rate Analysis YTD	Three Months Ended
	March 31, 2010
	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate
ASSETS
Loans(1)(3)	$ 560,249	$ 7,506	5.43%
Securities, taxable(2)	54,697	536	3.97%
Securities, nontaxable(2)(3)	15,827	233	5.97%
Nonmarketable Equity Securities	10,267	31	1.22%
Fed funds sold and other (incl. FHLB)	43,968	22	0.20%
Total earning assets	685,008	$ 8,328	4.93%
Non-earning assets	64,760
Total assets	$ 749,768

LIABILITIES AND
STOCKHOLDERS' EQUITY
Transaction accounts	$ 190,446	$ 552	1.18%
Regular savings accounts	43,175	138	1.30%
Certificates of deposit	237,570	1,240	2.12%
FHLB Advances	95,400	727	3.09%
Junior subordinate debentures	10,310	179	7.04%
Total interest-bearing liabilities	576,901	$ 2,836	1.99%
Non-interest bearing liabilities	118,471
Stockholders' equity	54,396
Total liabilities & equity	$ 749,768

Net interest income/
interest rate spread		$ 5,492	2.94%

Net yield on earning assets			3.25%
Yield/Rate Analysis	Three Months Ended
	December 31, 2009
	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate

ASSETS

Loans(1)(3)	$ 596,492	$ 7,652	5.09%
Securities, taxable(2)	50,438	585	4.60%
Securities, nontaxable(2)(3)	20,192	295	5.80%
Nonmarketable Equity Securities	10,186	39	1.52%
Fed funds sold and other (incl. FHLB)	30,730	19	0.25%
Total earning assets	$ 708,038	$ 8,590	4.81%
Non-earning assets	41,132
Total assets	$ 749,170

LIABILITIES AND
STOCKHOLDERS' EQUITY

Transaction accounts	$ 186,748	$ 523	1.11%
Regular savings accounts	42,120	151	1.42%
Certificates of deposit	238,844	1,357	2.25%
FHLB Advances	99,748	1,013	4.03%
Junior subordinate debt	10,310	181	6.97%
Total interest-bearing liabilities	577,770	$ 3,225	2.21%
Non-interest bearing liabilities	113,372
Stockholders' equity	58,028
Total liabilities & equity	$ 749,170

Net interest income/
interest rate spread		$ 5,365	2.60%

Net yield on earning assets			3.00%
Yield/Rate Analysis YTD	Three Months Ended
	March 31, 2009
	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate
ASSETS
Loans(1)(3)	$ 637,298	$ 8,499	5.41%
Securities, taxable(2)	47,225	615	5.28%
Securities, nontaxable(2)(3)	28,152	453	6.53%
Nonmarketable Equity Securities	2,041	30	5.96%
Fed funds sold and other (incl. FHLB)	2,840	2	0.29%
Total earning assets	717,556	$ 9,599	5.43%
Non-earning assets	65,849
Total assets	$ 783,405

LIABILITIES AND
STOCKHOLDERS' EQUITY
Transaction accounts	$ 207,123	$ 290	0.57%
Regular savings accounts	37,360	168	1.82%
Certificates of deposit	187,563	1,384	2.99%
Other short term borrowings	36,218	34	0.38%
FHLB Advances	146,800	1,457	4.03%
Junior subordinate debentures	10,310	181	7.12%
Total interest-bearing liabilities	625,374	$ 3,514	2.28%
Non-interest bearing liabilities	92,757
Stockholders' equity	65,274
Total liabilities & equity	$ 783,405

Net interest income/
interest rate spread		$ 6,085	3.15%

Net yield on earning assets			3.44%

(1)      The effect of loans in nonaccrual status and fees collected is not significant to the computations.

(2)      Average investment securities exclude the valuation allowance on securities available-for-sale.

(3)      Fully tax-equivalent basis at 38% tax rate for nontaxable securities and loans.

CONTACT:  Community Capital Corporation
          R. Wesley Brewer, Executive Vice President/CFO
            864-941-8290
            wbrewer@capitalbanksc.com
          Lee Lee M. Lee, Controller/VP of Investor Relations
            864-941-8242
            llee@capitalbanksc.com
          www.comcapcorp.com